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                                                                     EXHIBIT 5.1

                               September 3, 1999


Board of Directors
Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Gentlemen:

                  We have acted as counsel to Sterling Bancshares, Inc., a Texas corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 10,000,000 shares of the Company's common stock, par value $1.00 per share (the "Shares").

                 As the basis for the opinion expressed below, we have examined the Registration Statement, the prospectus contained therein, and such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In our examination, we have assumed (1) that the signatures on all documents that we have examined are genuine, (2) the authenticity of all documents submitted to us as originals, and (3) the conformity with the original documents of all documents submitted to us as copies.

                 Based upon the foregoing and having due regard for the legal considerations that we deem relevant, we are of the opinion that the Shares have been duly authorized and will, when issued as provided in the prospectus, be validly issued, fully paid and nonassessable.

                 The opinion expressed above with respect to the Shares may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                  Our opinion is limited in all respects to the laws of the State of Texas and the laws of the United States of America to the extent that those laws apply. We consent to the use of our opinion as an exhibit to the Registration Statement and to the use of our firm name under the heading "Validity of Securities" in the Registration Statement.

                                        Very truly yours,


                                        /s/ ANDREWS & KURTH L.L.P.
                                        Andrews & Kurth L.L.P.

2691/2397/2716